FIRST AMENDMENT OF FIRST AMENDED AND RESTATED
CONSTRUCTION LOAN AGREEMENT

THIS FIRST AMENDMENT OF FIRST AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT ("Amendment") is entered into and effective as of the 31st day of October, 2012 among RED TRAIL ENERGY, LLC, a North Dakota limited liability company ("Borrower"), FIRST NATIONAL BANK OF OMAHA in its capacities as a Agent and a Lender ("Agent") and the Lenders party to the Loan Agreement referenced below, and amends that certain First Amended and Restated Construction Loan Agreement dated April 16, 2012 among Borrower, the Agent and Lenders (as amended, the "Loan Agreement").

WHEREAS, pursuant to the Loan Agreement, Lenders, subject to the terms, limitations and conditions contained in the Loan Agreement, extended to Borrower the Loans, financial accommodations and credit defined therein;

WHEREAS, the parties desire to increase the maximum principal amount of the Revolving Credit Loan during the Bulge Period defined below to $12,000,000.00, modify the Fixed Charge Coverage Ratio, clarify that accrued interest on the Term Loan is to be paid quarterly, in arrears, on the same days that principal installments are due, and specifically include in the Collateral Borrower's pledge of all of its right, title and economic interest in its membership interest in Renewable Products Marketing Group, LLC, a Minnesota limited liability company ("RPMG"); and

WHEREAS, the parties desire to amend the Loan Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and Borrower hereby mutually agree to amend the Loan Agreement as follows:

1.Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended and supplemented by this Amendment. The provisions of this Amendment shall become effective on the date of this Amendment.

2.The fourth recital of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

WHEREAS, under the terms and conditions of this Agreement, Lenders have approved and are extending to Borrower a line of credit in the maximum principal amount of $5,000,000 increasing to $12,000,000.00 during the Bulge Period (the "Revolving Credit Loan"), a Declining Revolving Credit Loan in the principal amount of $5,000,000 (the "Declining Revolving Credit Loan"), and a term loan in the principal amount of $20,000,000 (the "Term Loan").

3.Section 1.01 of the Loan Agreement is hereby amended by inserting the following definition of Bulge Period after the defined term "Borrowing Base Certificate" in Section 1.01:

"Bulge Period" means the period beginning on October ____, 2012 and ending on Termination Date of the Revolving Credit Loan.

4.    The defined term "Revolving Credit Commitment" in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Revolving Credit Commitment" means, with respect to any Lender, the sum of (a) the amount set opposite such Lender's name under the column entitled "Revolving Credit Loans -Normal Commitment" on Exhibit A hereto, and (b) during the Bulge Period only, the amount set opposite such Lender's name under the column entitled "Revolving Credit Loans - Bulge Period Commitment" on Exhibit A hereto.

5.    Exhibit A to the Loan Agreement is hereby deleted in its entirety and the Exhibit A attached to this

Amendment is attached to the Loan Agreement as Exhibit A in lieu thereof. In addition, to reflect such increase in the Revolving Credit Loan during the Bulge Period, Borrower shall execute in favor of and deliver to each Lender with a Revolving Credit Commitment a First Amended and Restated Revolving Credit Note in the amount of such Lenders' Revolving Credit Commitment. In addition, Borrower shall execute in favor of and deliver to the Agent an amendment of the Mortgage in form and substance acceptable to the Agent reflecting the increase in the Revolving Credit Loan during the Bulge Period.

6.    Section 2.06(a) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Section 2.06. Prepayments.

(a) If, at any time, the outstanding principal balance of all Revolving Credit Loans exceeds the Total Revolving Credit Commitment at such time (including, but not limited to, the expiration of the Bulge Period), the Borrower shall immediately pay to the Agent an amount sufficient to reduce the aggregate unpaid principal amount of Revolving Credit Loans by an amount equal to such excess.

7.    Section 2.04(c) of the Loan Agreement is hereby amended by inserting the following at the end of such Section:

Accrued and unpaid interest will be paid quarterly, in arrears, on the same dates that principal installments are due.

8.    Section 4.08 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Section 4.08. Fixed Charge Coverage Ratio. The Borrower must maintain a Fixed Charge Coverage Ratio of no less than 1.15:1.0, measured at the end of each of the following individual quarters: the quarter ending December 31, 2012 and the quarter ending March 31, 2013. Commencing with the quarter ending on June 30, 2013, the Borrower must maintain a Fixed Charge Coverage Ratio, measured on a rolling four quarters trailing basis at the end of each full fiscal quarter, of no less than 1.15:1.0. The Fixed Charge Coverage Ratio shall be tested by the Agent quarterly on a fiscal quarter basis.

9.    In consideration of the foregoing modification of the Fixed Charge Coverage Ratio, the Borrower will pay the Agent a modification fee equal to $5,000, with such fee due and payable upon the Borrower's execution of this Amendment. Such fee will be shared by the Lender's pro rata.

10.    In further consideration of the modifications to the Loan Agreement provided for in this Amendment, the Borrower will execute and deliver in favor of Agent a Pledge and Security Agreement pledging and granting to Agent a lien on Borrower's membership interest in RPMG and the Collateral defined in such Pledge and Security Agreement and will cause RPMG and its members to execute and deliver to Agent a consent to such Pledge and Security Agreement in form and substance acceptable to Agent. The defined terms "Loan Documents" and "Security Agreements" in the Loan Agreement are each hereby amended to include such Pledge and Security Agreement. The defined term "Collateral" in the Loan Agreement is hereby amended to include the Collateral defined in the Pledge and Security Agreement.

11.    Pursuant to Section 4.08 of the Loan Agreement, Borrower must maintain a Fixed Charge Coverage Ratio, measured quarterly as provided for in such Section 4.08, of not less than 1.15:1.0. For Borrower's fiscal quarters ending June 30, 2012 and September 30, 2012, Borrower violated Section 4.08 of the Loan Agreement. Borrower has requested that Agent waive the foregoing violations of the Fixed Charge Coverage Ratio for Borrower's fiscal quarters ending June 30, 2012 and September 30, 2012. The Agent and Lenders hereby waive Borrower's violation of the Fixed Charge Coverage Ratio solely for the periods ending on June 30, 2012 and September 30, 2012. The foregoing waiver is strictly limited to the occurrence and time periods set forth above. Such waiver does not obligate the Agent to make any future waivers with respect to the terms and conditions of the Loan Agreement and the other Loan Documents, unless specifically agreed to by the Agent in writing. In addition, nothing contained herein will be deemed to obligate the Agent to waive any future Events of Default with respect to matters not connected with the Fixed Charge Coverage Ratio.

12.    Except as modified herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed and certified by Borrower. Borrower hereby ratifies and affirms the accuracy and completeness of all representations and warranties contained in the Loan Documents. Borrower represents and warrants to the Agent and Lenders that the representations and warranties set forth in the Loan Agreement, and each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in "this Agreement" included references to this Amendment. Borrower represents, warrants and confirms to the Agent and Lenders that no Events of Default is now existing under the Loan Documents and that no event or condition exists which would constitute an Event of Default with the giving of notice and/or the passage of time. Nothing contained in this Amendment either before or after giving effect thereto, will cause or trigger an Event of Default under any Loan Document. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

13.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

14.    This Amendment will be governed by and construed in accordance with the laws of the State of Nebraska, exclusive of its choice of laws rules.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

RED TRAIL ENERGY, LLC

By: /s/ Ambrose R. Hoff
Name: Ambrose R. Hoff
Title: Secretary

By: /s/ Gerald Bachmeier
Name: Gerald Bachmeier
Title: CEO

By: Kent W. Anderson
Name: Kent W. Anderson
Title: CFO

FIRST NATIONAL BANK OF OMAHA, as
Agent and a Lender

By: /s/ Fallon Savage
Name: Fallon Savage
Title: Vice President

FIRST NATIONAL BANK OF LIBERAL, as a Lender

By:/s/ Tid Sadler
Name: Tim Sadler
Title: SVP

FARM CREDIT SERVICES OF MANDAN,
FLCA, as a Lender

By: /s/ Rod Bachmeier
Name: Rod Bachmeier
Title: VP

FARM CREDIT SERVICES OF MANDAN,
PCA, as a Lender

By: /s/ Rod Bachmeier
Name: Rod Bachmeier
Title: VP

BANK OF NORTH DAKOTA, as a Lender

By: /s/ Lori Gabriel
Name: Lori Gabriel
Title: Loan Officer

AMARILLO NATIONAL BANK, as a Lender

By: /s/ Craig Sanders
Name: Craig Sanders
Title: EVP, Amarillo National Bank

Exhibit A

LENDERS AND COMMITMENTS

Lender	Revolving Credit Loan - Normal Commitments	Revolving Credit Loan - Bulge Period Commitments	Initial Declining Revolving Credit Loan Commitments*	Term Loan Commitments	Lenders' Total Commitment
First National Bank of Omaha	$3,822,500	$9,174,000	$3,189,708	$12,198,780	$19,210,988 increasing to $24,562,488 during the Bulge Period
Amarillo National Bank	$453,000	$1,087,200	$452,800	$1,811,200	$2,717,000 increasing to $3,351,200 during the Bulge Period
Bank of North Dakota	$453,000	$1,087,200	$909,000	$3,638,000	$5,000,000 increasing to $5,634,200 during the Bulge Period
Farm Credit Services of Mandan, PCA	$271,500	$651,600	N/A	N/A	$271,500 increasing to $651,600 during the Bulge Period
Farm Credit Services of Mandan, FLCA	N/A	N/A	$271,500	$1,086,000	$1,357,500
First National Bank of Liberal	N/A	N/A	$176,992	$1,266,020	$1,443,012

Totals:	$5,000,000	$12,000,000	$5,000,000	$20,000,000	$30,000,000, increasing to $37,000,000 during the Bulge Period

The Declining Revolving Credit Commitments will reduce to each Lender's Percentage of the Maximum Availability on each Reduction Date.